UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2026

SABINE PASS LIQUEFACTION, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-192373	27-3235920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
845 Texas Avenue, Suite 1250
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(713) 375-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Amendments to Services Agreements

Sabine Pass Liquefaction, LLC (“SPL”), has entered into amendments to the below agreements in order to update the scope of the respective agreement in anticipation of the construction of additional liquefaction trains at the Sabine Pass liquefied natural gas terminal in Cameron Parish, Louisiana:

•Management Services Agreement, dated May 14, 2012, by and among SPL and Cheniere LNG Terminals, LLC, as amended on September 28, 2015.

•Operation and Maintenance Agreement, dated May 14, 2012, by and among SPL, Cheniere Energy Investments, LLC and Cheniere LNG O&M Services, LLC, as amended on September 28, 2015.

The foregoing descriptions are not complete, and are subject to and qualified in their entirety by reference to the full text of the agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Second Amendment to Management Services Agreement, dated May 22, 2026, by and among SPL and Cheniere LNG Terminals, LLC.
10.2*	Second Amendment to Operation and Maintenance Agreement, dated May 22, 2026, by and among SPL, Cheniere Energy Investments, LLC and Cheniere LNG O&M Services, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABINE PASS LIQUEFACTION, LLC

Date:	May 28, 2026	By:	/s/ Zach Davis
		Name:	Zach Davis
		Title:	Chief Financial Officer